SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is dated as of the 7th day of May, 1997, by and between AMERICAN CONSOLIDATED LABORATORIES, INC. ("ACL"), a Florida corporation; NOVAVISION, INC. ("NovaVision"), a North Carolina corporation; BIOPOLYMER CORPORATION ("Biopolymer"), a Delaware corporation; SALVATORI OPHTHALMIC MANUFACTURING CORPORATION ("SOMC"), a Florida corporation; S-O NEBRASKA, INC. ("S-O"), a Florida corporation; WOLCON LABS, INC. ("Wolcon") a Michigan corporation and CAROLINA CONTACT LENS, INC. ("CCL"), a North Carolina corporation (each of the foregoing are individually referred to as "Grantor" and collectively referred to as "Grantors"), and SIRROM INVESTMENTS, INC. ("Sirrom"), a Tennessee corporation, as agent pursuant to that certain Intercreditor Agreement of even date herewith by and between TULLIS-DICKERSON CAPITAL FOCUS, L.P. ("TDCF"), Sirrom and Grantors (the "Intercreditor Agreement") ("Sirrom" and "TDCF" collectively referred to hereinafter as "Lenders").

                                   WITNESSETH:

         WHEREAS, each Grantor is liable either as borrower or as guarantor on each of the obligations evidenced by (1) that certain Loan Agreement and Secured Promissory Note dated December 18, 1996, payable to the order of Sirrom in the original principal amount of $520,000; and (2) that certain Loan Agreement and Amended and Restated Promissory Note dated of even date herewith payable to the order of TDCF in the original principal amount of $550,000; and (3) a loan to be made by Sirrom (the "Sirrom Loan") in the original principal amount of $1,575,000 pursuant to that certain Loan Agreement and Secured Promissory Note of even date herewith (all of the foregoing loan agreements, notes and all other documents executed in connection with said transactions are collectively referred to as the "Loan Documents" and all of the obligations evidenced thereby are collectively referred to as the "Loans"); and

         WHEREAS, each Grantor is either a borrower or a wholly-owned subsidiary of a borrower and will directly benefit from the Sirrom Loan; and

         WHEREAS, in connection with the making of the Sirrom Loan, Lenders desire to obtain from each Grantor, and each Grantor desires to mortgage, pledge and grant to, Sirrom, as agent pursuant to the Intercreditor Agreement, for the benefit of Lenders, a security interest in all of its right, title and interest in, to and under that certain collateral more particularly described below, to secure the payment and performance of the Loans.





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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Security Interest. Each Grantor herein hereby grants to Sirrom, as agent pursuant to the Intercreditor Agreement, for the benefit of Lenders, a security interest in the following described property and any and all proceeds and products thereof and accessions thereto (as to an individual Grantor, "Grantor's Collateral" and as to the Grantors collectively, the "Collateral"):

            (a) Equipment. All equipment of Grantor of any kind and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

            (b) Inventory, Accounts, Contract Rights, Chattel Paper and General Intangibles. All of Grantor's inventory and any agreements for lease of same and rentals therefrom, and all of Grantor's accounts, accounts receivable, contract rights, chattel paper and general intangibles and the proceeds therefrom, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located; and whether held for lease or sale, or furnished or to be furnished under contracts of service;

            (c) Trademarks, Etc. All trademarks and service marks now held or hereafter acquired by Grantor, both those that are registered with the United States Patent and Trademark Office and any unregistered marks used by Grantor in the United States, and trade dress, including logos and designs, in connection with which any such marks are used, together with all registrations regarding such marks and the rights to renewals thereof, and the goodwill of the business of Grantor symbolized by such marks;

            (d) Copyrights. All copyrights now held or hereafter acquired by Grantor and any applications for U.S. copyrights hereafter made by Grantor; and

            (e) Proprietary Information, Computer Data, Etc. All proprietary information and trade secrets of Grantor with respect to Grantor's business and all of Grantor's computer programs and the information contained therein and all intellectual property rights with respect thereto.

         2. Secured Indebtedness. The obligations secured hereby shall include, but are not limited to, Grantor's obligations hereunder, Grantor's obligations under any Loan Document,



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and Grantor's obligations under any Unconditional Guaranty, in connection with
(a) the Loans payable to the order of Lenders that shall be due and payable as set forth in the Loan Documents, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of any Grantor to any Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of any Lender to any Grantor or any future advance by any Lender to any Grantor, whether obligatory or non-obligatory, and (c) all future advances made by Lenders for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby.

         3. Representations, Warranties and Agreements of Grantors. Each Grantor represents, warrants and agrees, on its own behalf, as follows:

                  (a) Except as set forth on Schedule 3(a)(i) hereto (the "Permitted Encumbrances"), Grantor is the owner of Grantor's Collateral, free and clear of any liens and security interests and that it will defend Grantor's Collateral against the claims and demands of all persons other than Permitted Encumbrances. All of Grantor's collateral is presently located in the states and counties set forth on
         Schedule 3(a)(ii).

                  (b) Grantor will promptly notify Lenders, in writing, of any new place or places of business if Grantor's Collateral is used in business, or of any change in it's residence if Grantor's Collateral is not used in business, and regardless of use, of any change in the location of Grantor's Collateral or any records pertaining thereto.

                  (c) Grantor will pay to Lenders all amounts secured hereby as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will promptly perform all terms of said indebtedness and this or any other security or loan agreement between any Grantor and any Lender, and will promptly discharge all said liabilities.

                  (d) Grantor will at all times keep Grantor's Collateral insured against all insurable hazards in amounts equal to the full cash value of the Grantor's Collateral. Such insurance shall be in such companies as may be acceptable to Lenders, with provisions satisfactory to Lenders for payment of all losses thereunder to Lenders as their interests may appear. If required by Lenders, Grantor shall deposit the policies with Lenders. So long as there exists no event of default hereunder or under and Loan Document and the proceeds received under any policy are less than $50,000, Lenders shall deliver said proceeds to Grantor for the purpose of repairing or restoring



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         Grantor's Collateral. If there exists an event of default hereunder or under any Loan Document or if the proceeds received under any policy exceed $50,000, at Lenders' option, said proceeds may be applied to the payment of any indebtedness secured hereby, whether or not due and payable, or at Lenders' option may be delivered by Lenders to Grantor for the purpose of repairing or restoring Grantor's Collateral. Grantor assigns to Lenders all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Lenders as their interests may appear, and appoints each Lender as Grantor's attorney in fact to endorse any draft or check made payable to Grantor in order to collect the benefits of such insurance; provided, however, that so long as no event of default exists hereunder or under any Loan Document, Grantor shall be entitled to settle and compromise all claims under its casualty policies and, if the proceeds of such settlement or compromise are less than $50,000, Lenders shall disburse said proceeds to Grantor upon receipt of satisfactory evidence that the proceeds shall be used to repair or replace Grantors's damaged or destroyed Collateral. If Grantor fails to keep Grantor's Collateral insured as required by Lenders, Lenders shall have the right to obtain such insurance at Grantor's expense and add the cost thereof to the other amounts secured hereby.

                  (e) Grantor will pay all costs of filing of financing, continuation and termination statements with respect to the security interests created hereby, and Lenders are authorized to do all things that they deem reasonably necessary to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

                  (f) The address set forth after Grantor's signature on this Agreement is Grantor's principal place of business and the place where the records concerning all intangible Grantor's Collateral are kept and/or maintained.

         4. Default. Grantor shall be in default upon failure to observe or perform any of Grantor's agreements herein contained, or upon the occurrence of a default or Event of Default under the Loan Agreements or any other Loan Document that has not been cured during the applicable grace period, or if any warranty or statement by Grantor herein or furnished in connection herewith is materially false or misleading in any material respect.

         5. Remedies Upon Default. Upon default hereunder, all sums secured hereby shall immediately become due and payable at Lenders' option without notice to Grantor, and Lenders may proceed to enforce payment of same and to exercise any and all rights and remedies provided by the Uniform Commercial Code (Tennessee) or other applicable law, as well as all other rights and remedies possessed by Lenders, all of which shall be cumulative. Whenever Grantor is in default hereunder, and upon demand by Lenders, Grantor shall assemble Grantor's Collateral and make it available to Lenders at a place reasonably



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convenient to Lenders and Grantor. Any notice of sale, lease or other intended disposition of Grantor's Collateral by Lenders sent to Grantor at the address hereinafter set forth, or at such other address of Grantor as may be shown on Lender's records, at least five (5) days prior to such action, shall constitute reasonable notice to Grantor.

         Lenders may waive any default before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.

         6. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

         7. Binding Effect. This Agreement shall inure to the benefit of Lenders' successors and assigns and shall bind Grantors' heirs, representatives, successors and assigns. If Grantor is composed of more than one person, firm and/or entity, their obligations hereunder shall be joint and several.

         8. Financial Reporting. Grantor has no undisclosed or contingent liabilities that are not reflected in the financial statements on file with Lenders at the execution of this Agreement. Lenders shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of Grantor, or Grantor's Collateral, all of which will be made available upon request. Such accountants or other representatives of Lenders will be permitted to make any verification of the existence of Grantor's Collateral or accuracy of the records that Lenders deem necessary or proper. Any reasonable expenses incurred by Lenders in making such examination, inspection, verification or audit shall be paid by said Grantor promptly on demand and shall be secured by the security interest granted hereby.

         9. Termination Statement. Grantor agrees that, notwithstanding the payment in full of all indebtedness secured hereby and whether or not there is any outstanding obligation of Lenders to make future advances, Lenders shall not be required to send Grantor a termination statement with respect to any financing statement filed to perfect Lenders' security interest(s) in any of Grantor's Collateral, unless and until Grantor shall have made written demand therefor. Upon receipt of proper written demand, Lenders may at their option, in lieu of sending a termination statement to Grantor, cause said termination statement to be filed with the appropriate filing officer(s).

         10. Protection of Collateral. Grantor will not permit any liens or security interests other than those created by this Agreement and the Permitted Encumbrances to attach to any of Grantor's Collateral, nor permit any of Grantor's Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Grantor's Collateral to become attached to or commingled with other goods without the prior written consent of Lenders.



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         11. Special Agreements With Respect to Certain Tangible Collateral.
Each Grantor additionally agrees and warrants as follows:

                  (a) Grantor will not permit any of Grantor's Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of Lenders, and will permit Lenders to inspect Grantor's Collateral at any time.

                  (b) If any of Grantor's Collateral is equipment or goods of a type normally used in more than one state (whether or not actually so used), Grantor will contemporaneously herewith furnish Lenders a list of the states wherein such equipment or goods are or will be used, and hereafter will notify Lenders in writing (i) of any other states in which such equipment or goods are so used, and (ii) of any change in the location of Grantor's chief place of business.

                  (c) Grantor will not sell, exchange, lease or otherwise dispose of any of Grantor's Collateral or any interest therein without the prior written consent of Lenders; provided, however, so long is there exists no default, Grantor may sell, exchange, lease or otherwise dispose of (i) inventory in the ordinary course of business and (ii) obsolete equipment.

                  (d) Grantor will keep Grantor's Collateral in good condition and repair, ordinary wear and tear excepted, and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of Grantor's Collateral in any material respect. If Grantor fails to pay such sums, Lenders may do so for Grantor's account and add the amount thereof to the other amounts secured hereby.

                  (e) Until default in any of the terms hereof, or the terms of any indebtedness secured hereby, Grantor shall be entitled to possession of Grantor's Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to Grantor's Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

                  (f) Grantor will not allow any material portion of Grantor's Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

         12. Special Agreements With Respect to Intangible and Certain Tangible Collateral. Each Grantor additionally warrants and agrees as follows:




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                  (a) So long as Grantor is not in default hereunder, Grantor shall have the right to process and sell Grantor's inventory in the regular course of business. Lenders' security interest hereunder shall attach to all proceeds of all sales or other dispositions of Grantor's Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to Lenders and subject to the security interest granted hereby. If at any time any of Grantor's inventory is represented by any document of title, such document of title will be delivered promptly to Lenders and subject to the security interest granted hereby.

                  (b) By the execution of this Agreement, Lenders shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Grantor, but if there is a default by Grantor in the payment of any amount due in respect of any indebtedness secured hereby, then Lenders may, at their election, perform some or all of the obligations provided in said contracts to be performed by Grantor, and if Lenders incur any liability or expenses by reason thereof, the same shall be payable by Grantor upon demand and shall also be secured by this Agreement.

                  (c) At any time after Grantor is in default hereunder or under the Loan Agreement, Lenders shall have the right to notify the account debtors obligated on any or all of Grantor's accounts receivable to make payment thereof directly to Lenders, and to take control of all proceeds of any such accounts receivable. Until such time as Lenders elect to exercise such right by mailing to Grantor written notice thereof, Grantor is authorized, as agent of the Lenders, to collect and enforce said accounts receivable.

         13. Power of Attorney. Grantor hereby constitutes the Lenders or their designees, as Grantor's attorneys-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse Grantor's name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or the Lenders' possession; to sign the name of Grantor on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to Grantor to such address as the Lenders may designate; to execute any of the documents referred to in Section 3(e) hereof in order to perfect and/or maintain the security interests and liens granted herein by Grantor to the Lenders; to do all other acts and things necessary to carry out this Security Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable



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until all of the obligations secured hereby are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.

         14. Governing Law and Amendments. This Agreement and all of the Loan Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         15. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Grantors in connection herewith shall survive the execution and delivery of this Agreement.

         16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         17. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Grantors, Lenders and their respective agents have participated in the preparation hereof.

         18. Restatement of Prior Agreements. NovaVision is party to a Security Agreement dated December 18, 1996, by and between NovaVision and Sirrom. Biopolymer is party to a Security Agreement dated December 18, 1996, by and between Biopolymer and Sirrom. This Agreement shall amend and restate in full each of the foregoing Security Agreements (the "Prior Security Agreements") and the security interest granted herein is a continuation of the security interest granted in the Prior Security Agreements, with no impairment of the attachment or perfection of said security interest.





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         IN WITNESS WHEREOF, Grantors and Lenders have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

                                        Grantor:

                                        AMERICAN CONSOLIDATED
                                        LABORATORIES, INC.


                                        By: /s/ Joseph A. Arena

                                        Title: CEO

                                        Address:  1648 E. North Market Drive
                                                  Raleigh, North Carolina 27609

                                        NOVAVISION, INC.


                                        By: /s/ Bart C. Gutekunst

                                        Title: President


                                        Address:


                                        BIOPOLYMER CORPORATION


                                        BY: /s/ Bart C. Gutekunst

                                        Title: President

                                        Address:


                                        SALVATORI OPHTHALMIC
                                        MANUFACTURING CORPORATION


                                        By: /s/ Joseph A. Arena

                                        Title: Vice President





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                                        Address:   6416 Parklane Drive
                                                   Sarasota, Florida 34243

                                        S-O NEBRASKA, INC.

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President

                                        Address:



                                        WOLCON LABS, INC

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President

                                        Address:


                                        CAROLINA CONTACT LENS, INC. ("CCL"),

                                        By: /s/ Joseph A. Arena

                                        Title: Vice President


                                        Address: 1640 N. Market Drive
                                                 Raleigh, North Carolina 27609

                                        AGENT:

                                        SIRROM INVESTMENTS, INC.


                                        By: /s/ Donald F. Barrickman

                                        Title: Vice President




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                                Schedule 3(a)(i)

                             Permitted Encumbrances


         (a) liens of carriers, warehousemen, mechanics and materialmen imposed by mandatory provisions of law pursuant to operation in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings by Grantor;

         (b) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or in respect of pledges or deposits to secure bids, tenders, contracts, leases or statutory obligations or to secure obligations on surety or appeal bonds;

         (c) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Grantor in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land uses;

         (d) statutory liens of banks and other financial institutions arising during the collection of instruments in the ordinary course of business;

         (e) Note payable to the Oncologic Foundation, Inc. secured by a lien on two lathes in the Sarasota facility;

         (g) TDCF $550,00 secured debt, secured by receivables, inventory and fixed assets. Priority of liens are pari passu with liens in favor of Sirrom.




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                                Schedule 3(a)(ii)

                             LOCATION OF COLLATERAL


1.  ACL's collateral is located as follows:

         (a) Manattee County, Florida

         (b) Wake County, North Carolina

2.  NovaVision's collateral is located in Wake County, North Carolina.

3.  Biopolymer's collateral is located in Wake County, North Carolina

4.  CCL's collateral is located as follows:

         (a) Wake County, North Carolina

         (b) Montogmery County, Pennsylvania (Philcon Laboratory, an operating division of CCL

5.  SOMC's collateral is located in Sarasota, Manattee County, Florida.

6.  Wolcon presently has no collateral.

7.  S-O presently has no collateral.



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